Exhibit 32.2
Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code
I, Margaret A. Meister, Chief Financial Officer of Symetra Financial Corporation, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.
The Annual Report on Form 10-K for Symetra Financial Corporation for the annual period ended December 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Form 10-K for the annual period ended December 31, 2014 fairly presents, in all material respects, the financial condition and results of operations of Symetra Financial Corporation.

Date: February 26, 2015	By:	/s/ Margaret A. Meister
Margaret A. Meister Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.